                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT



  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)     July 16, 1999
                                                         -----------------------


                               ILEX ONCOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-23413                  94-3123681
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



11550 IH-10 West, Suite 100 San Antonio, Texas                     78230
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code       210-949-8200
                                                  ------------------------------




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.       Changes in Control of Registrant.
              ---------------------------------

              Not Applicable.

Item 2.       Acquisition or Disposition of Assets.
              -------------------------------------

              On July 16, 1999, the Company, its wholly owned subsidiary, ILEX Products, Inc., a Delaware corporation ("Products"), and ILEX Acquisition Inc., a Delaware corporation ("Purchaser"), and wholly owned subsidiary of Products, entered into a Plan of Merger and Acquisition Agreement (the Acquisition Agreement) with (i) Convergence Pharmaceuticals, Inc., a Delaware corporation ("Convergence"), and (ii) Vikas Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald Kufe, Glenn C. Rice and Tsuneya Ohno (collectively, "the Shareholders"). Convergence, headquartered in Boston, Massachusetts, was a privately held, research-based pharmaceutical company with an emerging portfolio of angiogenisis and DNA repair inhibitors. Under the terms of the Acquisition Agreement, the Company acquired all of the issued and outstanding shares of capital stock of Convergence ("Convergence Stock") in exchange for 1,000,000 shares of common stock, $.01 par value, of the Company ("ILEX Common Stock"). The Company also agreed to issue up to an aggregate of 1,000,000 shares of ILEX Common Stock to the holders of Convergence Stock upon achievement of certain milestones. In addition, the Company issued options to purchase 50,000 shares of ILEX Common Stock to Glenn C. Rice and options to purchase 25,000 shares of ILEX Common Stock to each of the other Shareholders.

              The acquisition was consummated on July 16, 1999, pursuant to the terms of the Acquisition Agreement, upon (i) filing of the Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which Convergence merged with and into Purchaser with Purchaser as the surviving corporation to such merger and (ii) issuance by the Company of an aggregate of 1,000,000 shares of ILEX Common Stock to the shareholders of Convergence. The amount paid by the Company for the Convergence Stock was arrived at through negotiations between the Company, the Shareholders and Convergence and was based on a variety of factors, including, but not limited to, the prospect for commercializing certain of the assets of Convergence and the nature of the research-based pharmaceutical industry. The acquisition will be accounted for using the purchase method of accounting. The Company has granted certain registration rights for the shares issued in connection with the acquisition. The Company entered into an employment agreement with Glenn C. Rice and consulting agreements with certain of the Shareholders in connection with this acquisition. Following the acquisition, Glenn
              C. Rice was elected as a director and a vice president of the Company.

Item 3.       Bankruptcy or Receivership.
              ---------------------------

              Not Applicable.

Item 4.       Changes in Registrant's Certifying Accountant.
              ----------------------------------------------

              Not Applicable.

Item 5.       Other Events.
              -------------

              On August 24, 1999, ILEX announced that L & I Partners, L.P., a joint venture which ILEX has with LeukoSite, Inc., entered into an agreement with Schering AG for the marketing and distribution of CAMPATH(TM) in the United States, Europe and the rest of the world except for most of East Asia (where LeukoSite and ILEX have retained rights). The Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description is qualified by reference to such exhibit.

Item 6.       Resignations of Registrant's Directors.
              ---------------------------------------

              Not Applicable.

Item 7.       Financial Statements and Exhibits.
              ----------------------------------

              (a)   Financial Statements of Businesses Acquired.
                    --------------------------------------------

                    Convergence Pharmaceuticals, Inc.
                    --------------------------------

                                                                                           Page
                                                                                          Number
                                                                                          ------
                    1.   Report of Independent Public Accountants                            5

                    2.   Balance Sheet As of December 31, 1998, and June 30, 1999            6

                    3.   Statements of Operations for the Period From
                           Inception (August 4, 1998) to December 31, 1998,
                           for the Six Months Ended June 30, 1999, and
                           Cumulative for the Period From Inception to June
                           30, 1999                                                          7

                   4.    Statements of Stockholders' Equity for the Period From
                           Inception (August 4, 1998) to June 30, 1999                       8

                   5.    Statements of Cash Flows for the Period From Inception
                           (August 4, 1998) to June 30, 1999, and Cumulative for
                           the Period From Inception to June 30, 1999                        9

                   6.    Notes to Financial Statements                                      10

              (b)   Pro Forma Financial Information.
                    --------------------------------

                                                                                           Page
                                                                                          Number
                                                                                          ------
                    1.   Pro Forma Condensed Consolidated Financial Statements
                           Introduction                                                     13

                    2.   Pro Forma Condensed Consolidated Balance Sheet as of
                           June 30, 1999                                                  14 - 15

                    3.   Pro Forma Condensed Consolidated Statements of
                           Operations for the Year Ended December 31, 1998, and
                           the Six Months Ended June 30, 1999                             16 - 17

                    4.   Notes to Pro Forma Condensed Consolidated Financial
                           Statements                                                       18

              (c)   Exhibit Index.
                    --------------

                      Exhibit
                       Number                     Identification of Exhibit
                      -------                     -------------------------
                         2.1             Plan of Merger and Acquisition
                                           Agreement dated July 16, 1999, by and
                                           among ILEX Oncology, Inc., ILEX
                                           Acquisition Inc., Convergence
                                           Pharmaceuticals, Inc., Vikas Sukhatme,
                                           Raghuram Kalluri, Ralph Weichselbaum,
                                           Donald Kufe, Glenn C. Rice and
                                           Tsuneya Ohno (incorporated by
                                           reference to Exhibit 2.1 to the
                                           Company's Current Report on Form 8-K
                                           filed July 30, 1999)

                        10.1             Employment agreements dated July 16, 1999,
                                           by and between ILEX Products, Inc., and
                                           Glenn C. Rice (incorporated by reference
                                           to Exhibit 10.1 to the Company's Current
                                           Report on Form 8-K filed July 30, 1999)

                        10.2             Registration Rights Agreement dated
                                           July 16, 1999, among ILEX Oncology,
                                           Inc., Vikas Sukhatme, Raghuram
                                           Kalluri, Ralph Weichselbaum, Donald
                                           Kufe, Glenn C. Rice, Tsuneya Ohno,
                                           Stephan Dolezalek, Beth Israel
                                           Deaconess Medical Center and Arch
                                           Development Corporation (incorporated
                                           by reference to Exhibit 10.2 to the
                                           Company's Current Report on Form 8-K
                                           filed July 30, 1999)

                        99.1*            Distribution and Development
                                           Agreement between L & I Partners,
                                           L.P., and Schering AG, dated August
                                           24, 1999 (filed herewith)

                               * Confidential treatment has been requested with respect to certain portions of this document.
                                  Such portions have been omitted and have been filed separately with the Commission.


Item 8.       Change in Fiscal Year.
              ----------------------

              Not applicable.

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Convergence Pharmaceuticals, Inc.:

We have audited the accompanying balance sheets of Convergence Pharmaceuticals, Inc. (a Delaware corporation in the development stage), as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period from inception (August 4, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Convergence Pharmaceuticals, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the period from inception to December 31, 1998, in conformity with generally accepted accounting principles.


                                                      /s/ Arthur Andersen LLP
San Antonio, Texas
August 13, 1999

                       CONVERGENCE PHARMACEUTICALS, INC.
                       ---------------------------------

                         (A Development Stage Company)
                         -----------------------------

            BALANCE SHEET AS OF DECEMBER 31, 1998 AND JUNE 30, 1999
            -------------------------------------------------------

                      (In Thousands, Except Share Amounts)

                                                                                 December 31,   June 30,
                                                                                    1998          1999
                                                                                 ------------   --------
                                                                                              (Unaudited)

                                        ASSETS
                                        ------
CURRENT ASSETS:
   Cash and cash equivalents                                                       $  --        $   389
   Prepaid expenses and other current assets                                          --            177
                                                                                   -------      -------

                     Total current assets                                             --            566
                                                                                   -------      -------

PROPERTY AND EQUIPMENT                                                                --            387
   Less- Accumulated depreciation                                                     --            (24)
                                                                                   -------      -------
                     Total property and equipment                                     --            363
                                                                                   -------      -------
                     Total assets                                                  $  --        $   929
                                                                                   =======      =======

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                                                $  --        $    99
   Accrued liabilities                                                                  10          666
   Current portion of convertible promissory note                                     --          1,000
                                                                                   -------      -------

                     Total current liabilities                                          10        1,765
                                                                                   -------      -------

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
   Preferred stock, 200,000 shares authorized, no shares issued or
     outstanding                                                                      --           --
   Common stock, $.001 par value; 10,000,000 shares authorized, no shares issued
     or outstanding; 809,550 shares to be issued at par value                            1            1
   Additional paid-in capital                                                           (1)          (1)
   Deficit accumulated during the development stage                                    (10)        (836)
                                                                                   -------      -------

                     Total stockholders' equity                                        (10)        (836)
                                                                                   -------      -------

                     Total liabilities and stockholders' equity                    $  --        $   929
                                                                                   =======      =======




   The accompanying notes are an integral part of these financial statements.

                       CONVERGENCE PHARMACEUTICALS, INC.
                       ---------------------------------

                          (A Development Stage Company)
                          -----------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

                 FOR THE PERIOD FROM INCEPTION (AUGUST 4, 1998)
                 ----------------------------------------------

          TO DECEMBER 31, 1998, FOR THE SIX MONTHS ENDED JUNE 30, 1999
          ------------------------------------------------------------

          AND CUMULATIVE FOR THE PERIOD FROM INCEPTION TO JUNE 30, 1999
          -------------------------------------------------------------

                                 (In Thousands)

                                             For the                     Cumulative
                                            Period From   For the Six  for the Period
                                             Inception       Months         From
                                         (August 4, 1998)    Ended        Inception
                                          to December 31,   June 30,     to June 30,
                                               1998           1999          1999
                                         ---------------- -----------  --------------
                                                          (Unaudited)   (Unaudited)
REVENUE                                       $--            $--           $--
                                              -----          -----         -----

                   Total revenue               --             --            --
                                              -----          -----         -----

OPERATING EXPENSES:

   Research development                        --              290           290
   General and administrative                    10            506           516
   Direct cost of research services            --               17            17
                                              -----          -----         -----

                   Total operating expenses      10            813           823
                                              -----          -----         -----

OPERATING LOSS                                  (10)          (813)         (823)

INTEREST EXPENSE, net                          --               13            13
                                              -----          -----         -----

NET LOSS                                      $ (10)         $(826)        $(836)
                                              =====          =====         =====



   The accompanying notes are an integral part of these financial statements.

                       CONVERGENCE PHARMACEUTICALS, INC.
                       ---------------------------------

                         (A Development Stage Company)
                         -----------------------------

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------

        FOR THE PERIOD FROM INCEPTION (AUGUST 4, 1998) TO JUNE 30, 1999
        ---------------------------------------------------------------

                                 (In Thousands)


                                                            Common Stock                         Deficit
                                                       ----------------------                  Accumulated        Total
                                                        Issued and               Additional     During the     Stockholders'
                                                       Outstanding  $.001 Par      Paid-In      Development       Equity
                                                         Shares       Value        Capital         Stage        (Deficit)
                                                       -----------  ---------    ----------    ------------    -------------
BALANCE, inception (August 4, 1998)                       --          $--           $--            $--            $--

STOCK SUBSCRIBED TO FOUNDERS                              --              1            (1)          --             --

NET LOSS                                                  --           --            --              (10)           (10)
                                                          ----        -----         -----          -----          -----

BALANCE, December 31, 1998                                --              1            (1)           (10)           (10)

NET LOSS FOR THE PERIOD ENDED JUNE 30, 1999 (Unaudited)   --           --            --             (826)          (826)
                                                          ----        -----         -----          -----          -----

BALANCE, June 30, 1999 (Unaudited)                        --          $   1         $  (1)         $(836)         $(836)
                                                          ====        =====         =====          =====          =====




   The accompanying notes are an integral part of these financial statements.

                       CONVERGENCE PHARMACEUTICALS, INC.
                       ---------------------------------

                         (A Development Stage Company)
                         -----------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                 FOR THE PERIOD FROM INCEPTION (AUGUST 4, 1998)
                 ----------------------------------------------

                TO JUNE 30, 1999, AND CUMULATIVE FOR THE PERIOD
                -----------------------------------------------

                        FROM INCEPTION TO JUNE 30, 1999
                        -------------------------------

                                 (In Thousands)

                                                                                                    Cumulative
                                                                                     For the Six      for the
                                                                         For the       Months       Period From
                                                                        Year Ended     Ended       Inception to
                                                                       December 31,   June 30,       June 30,
                                                                          1998          1999           1999
                                                                       ------------  -----------   ------------
                                                                                     (Unaudited)    (Unaudited)
OPERATING ACTIVITIES:
   Net loss                                                              $   (10)     $  (826)       $  (836)
   Adjustments to reconcile net loss to net cash used in operating activities-
       Depreciation and amortization                                        --             23             23
       Increase in-
         Prepaid and other assets                                           --           (177)          (177)
         Accounts payable                                                   --             99             99
         Accrued liabilities                                                  10          350            360
                                                                         -------      -------        -------

             Net cash used in operating activities                          --           (531)          (531)
                                                                         -------      -------        -------

INVESTING ACTIVITIES:
   Purchase of Nissin                                                       --            (80)           (80)
                                                                         -------      -------        -------

             Net cash used in investing activities                          --            (80)           (80)
                                                                         -------      -------        -------

FINANCING ACTIVITIES:
   Borrowings of debt                                                       --          1,000          1,000
                                                                         -------      -------        -------

             Net cash provided by financing activities                      --          1,000          1,000
                                                                         -------      -------        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   --            389            389

CASH AND CASH EQUIVALENTS, beginning of period                              --           --             --
                                                                         -------      -------        -------

CASH AND CASH EQUIVALENTS, end of period                                 $  --        $   389        $   389
                                                                         =======      =======        =======

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
     Net assets acquired in connection with acquisition                  $  --        $    80        $    80
                                                                         =======      =======        =======

     Common stock issued at inception                                    $     1      $  --          $     1
                                                                         =======      =======        =======



   The accompanying notes are an integral part of these financial statements.

                       CONVERGENCE PHARMACEUTICALS, INC.
                       ---------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1998
                               -----------------

                (All Amounts In Thousands, Except Share Amounts)


1.   ORGANIZATION AND DESCRIPTION
     OF THE COMPANY:
     ----------------------------

The Company was incorporated on August 4, 1998, as Convergence Pharmaceuticals, Inc. (Convergence or the Company). From inception through June 1999, the Company's operations were nominal. On April 1, 1999, Convergence paid $80 for all the outstanding stock of Nissin Molecular Biological Institute (Nissin). This business combination was accounted for as a purchase (see Note 7).

Convergence is a biopharmaceutical company focused on the treatment of oncongenic disease through the development of novel therapeutics. Convergence is in the business of obtaining, developing and marketing certain intellectual property in the areas of angiogenesis, cancer drug and radiation sensitizers and chemotherapeutic agents. Convergence's product candidate portfolio includes six proprietary antiangiogenic proteins and certain Collagen XVIII derivatives which have shown significant antitumor activity in preclinical cancer models. Additionally, Convergence has a license for an orally active small molecule antiangiogenic drug and licensed technologies involving certain DNA repair targets and lead molecule candidates.

Convergence is in the development stage and has not yet generated significant operating revenues nor is there any assurance of future revenues. Convergence continues to be subject to the risks and challenges associated with other companies in a comparable stage of development including the ability to obtain adequate financing to fund operations and development, dependence on key individuals and entities, competition from larger companies and successful development and marketing of its products. Accordingly, the Company's long-term future success is uncertain. ILEX Oncology, Inc. (ILEX), the parent of Convergence as of July 16, 1999 (see Note 8), has committed to providing necessary financing to Convergence through January 1, 2000, to enable it to sustain its planned activities.

2.   SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES:
     ----------------------

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with maturities of 90 days or less to be cash equivalents.

Fixed Assets and Depreciation
-----------------------------

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful life of the asset. Additions and improvements that extend the useful life of the asset are capitalized. Upon sales or retirement of property and equipment, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is recorded.

Income Taxes
------------

The Company has incurred losses since inception for both book and tax purposes. Accordingly, no income taxes have been provided for in the financial statements for the period from inception (August 4, 1998) to December 31, 1998, for the six months ended June 30, 1999, and cumulative for the period from inception to June 30, 1999. Additionally, a valuation allowance has been recorded to offset deferred tax assets, which represent tax benefits, primarily certain future net operating loss carryforwards, which were not realizable at December 31, 1998, and June 30, 1999.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

In January 1999, Convergence entered into consulting arrangements with its four founders to assist in marketing and raising capital on behalf of Convergence during the development stage of the Company. This contract was terminated upon the purchase of Convergence by ILEX (see Note 8).

Convergence leases its office space and research facilities. The lease expires in July 1999, with a renewal option for two additional years ending in 2001. Subsequent to June 1999, Convergence exercised the option for the full two years. The fixed minimum rental commitment for the lease until July 2001, not including real estate taxes and other maintenance costs relating to the lease which are to be paid by the Company, is approximately $360.

4. LONG-TERM LIABILITIES:
   ----------------------

In February 1999, Convergence issued a $1,000 convertible promissory note bearing interest at 5.51 percent. As of June 1999, Convergence had made no principal or interest payments. Subsequent to the purchase of Convergence by ILEX, the note was called and ILEX paid the principal sum of this note together with the accrued interest.

5. STOCKHOLDERS' EQUITY:
   ---------------------

During the fourth quarter of 1998, the founders of Convergence committed to purchase 809,550 shares of Convergence stock at par value. As of June 30, 1999, the subscriptions receivable had not been funded and therefore the shares not issued. Subsequent to this date the subscription receivables were funded by the founders.

6.   RELATED PARTY:
     --------------

Convergence paid approximately $190 to the founders through June 30, 1999, for scientific consulting services. The Company believes that such consulting costs represent arm's-length charges for the services provided.

7.   ACQUISITION OF NISSIN:
     ----------------------

In April 1999, Convergence acquired all of the outstanding stock of Nissin for cash consideration of $80. Convergence accounted for this business combination as a purchase.

The following unaudited pro forma consolidated results of operations for the six months ended June 30, 1999, reflect the acquisition as if it had occurred on January 1, 1999.

                         Revenue                     $ -
                         Net loss                    (1,279)

8.   MERGER AND ACQUISITION:
     -----------------------

On July 16, 1999, ILEX and Convergence entered into a Plan of Merger and Acquisition Agreement (the Agreement) whereby Convergence was merged with and into ILEX, with ILEX as the surviving corporation. ILEX accounted for this business combination as a purchase. ILEX issued 1,000,000 shares of ILEX common stock to the selling stockholders of Convergence, 40,000 of which were pledged by the selling stockholders to secure indemnification obligations. Additionally, ILEX assumed $1,000 of debt and $25 in accrued interest (see Note 4).

As additional consideration, 1,000,000 shares will be paid out in two equal increments of 500,000 shares if two milestones are achieved. The first milestone is defined as the initiation of treatment of the first patient following initiation of a Phase I trial in the United States or Europe, which must occur no later than December 31, 2001. The second milestone is defined as the initiation of treatment of the first patient following initiation of a Phase II trial in the United States or Europe, which must occur no later than December 31, 2002.

Concurrently with the Agreement, ILEX terminated the prior consulting agreements with the four founders, agreed to pay the founders $50 each and entered into four new agreements with the founders that included annual compensation for each individual of $50 per year over a five-year period. The annual compensation per founder for years two through five will be increased to the amounts below upon the achievement of the first milestone, as previously defined, as follows:

                              Year        Annual Compensation
                              ----        -------------------
                               2                 $  75
                               3                   100
                               4                   125
                               5                   125

Additionally, ILEX granted to the selling stockholders the option to purchase a cumulative of 100,000 shares of ILEX's common stock at an option price of $9.94. The option vests at the rate of 25 percent per year beginning in July 2000 and is immediately exercisable upon the occurrence of a change in control of ILEX, as defined in the option agreement.

                               ILEX ONCOLOGY, INC.
                               -------------------

                        PRO FORMA CONDENSED CONSOLIDATED
                        --------------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                                DECEMBER 31, 1998
                                -----------------

                                   (Unaudited)
                                   -----------

INTRODUCTION
------------

The following unaudited pro forma condensed consolidated financial statements include the accounts of ILEX Oncology, Inc. (the Company, a Delaware corporation), and Convergence Pharmaceuticals, Inc. (Convergence, a Delaware corporation). All significant intercompany accounts and transactions have been eliminated in consolidation. The pro forma condensed consolidated financial statements of the Company have been adjusted to reflect the effects of the Company's acquisition of Convergence. Under the terms of the Plan of Merger and Acquisition Agreement (Agreement) by and between the Company and Convergence, Convergence was acquired (Acquisition) through the issuance of one million shares of the Company common stock valued at approximately $9.9 million. The Acquisition was recorded using the purchase method of accounting.

The ILEX and Convergence columns in the following pro forma condensed consolidated financial statements reflect the preacquisition historical financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Acquisition occurred on June 30, 1999. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998, assumes the Acquisition occurred on August 4, 1998, the date of inception of Convergence. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1999, assumes the Acquisition occurred on January 1, 1999. In the opinion of management of the Company, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                               ILEX ONCOLOGY, INC.
                               -------------------

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                 ----------------------------------------------

                                  JUNE 30, 1999
                                  -------------

                                   (Unaudited)
                                   -----------

                                 (In Thousands)

                                                     June 30, 1999
                                               --------------------------
                                                 ILEX       Convergence                       Final
                                               Oncology,  Pharmaceuticals,   Pro Forma    Consolidated,
                     ASSETS                      Inc.          Inc.         Adjustments   June 30, 1999
                     ------                    ---------  ----------------  -----------   -------------
CURRENT ASSETS:
   Cash and cash equivalents                   $  5,243      $    389        $ (1,025)(f)   $  4,607
   Investment in marketable securities            9,702          --              --            9,702
   Receivables, net of-
     Billed                                       3,209          --              --            3,209
     Unbilled                                     2,591          --              --            2,591
   Prepaid expenses and other current assets        664           177            --              841
                                               --------      --------        --------       --------

             Total current assets                21,409           566          (1,025)        20,950
                                               --------      --------        --------       --------

NONCURRENT ASSETS:
   Investment in marketable securities              275          --              --              275
   Investments in and advances to-
     Research and development partnerships        1,379          --              --            1,379
                                               --------      --------        --------       --------

             Total noncurrent assets              1,654          --              --            1,654
                                               --------      --------        --------       --------

PROPERTY AND EQUIPMENT                            6,285           387            --            6,672
   Less- Accumulated depreciation                (2,337)          (24)             24 (d)     (2,337)
                                               --------      --------        --------       --------

                                                  3,948           363              24          4,335
                                               --------      --------        --------       --------

             Total assets                      $ 27,011      $    929        $ (1,001)      $ 26,939
                                               ========      ========        ========       ========




See accompanying notes to pro forma condensed consolidated financial statements.

                               ILEX ONCOLOGY, INC.
                               -------------------

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                 ----------------------------------------------

                                  JUNE 30, 1999
                                  -------------

                                   (Unaudited)
                                   -----------

                                 (In Thousands)

                                                         June 30, 1999
                                                   --------------------------
                                                     ILEX       Convergence                      Final
          LIABILITIES AND                          Oncology,  Pharmaceuticals,  Pro Forma     Consolidated,
        STOCKHOLDERS' EQUITY                         Inc.          Inc.        Adjustments    June 30, 1999
        --------------------                       --------   ---------------- -----------    -------------
CURRENT LIABILITIES:
   Accounts payable-
     Related parties                               $     58      $   --          $   --         $     58
     Other                                              859            99            --              958
   Accrued subcontractor costs-
     Related parties                                    549          --              --              549
     Other                                            2,066          --              --            2,066
   Accrued liabilities                                2,033           666             (25)(f)      2,674
   Deferred revenue                                   3,110          --              --            3,110
   Current portion of convertible promissory
     note                                              --           1,000          (1,000)(f)       --
                                                   --------      --------        --------       --------

   Total current liabilities                          8,675         1,765          (1,025)         9,415
                                                   --------      --------        --------       --------

OTHER LONG-TERM LIABILITIES                             491          --              --              491
                                                   --------      --------        --------       --------

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
   Preferred stock                                     --            --              --             --
   Common stock                                         136             1              10 (a)        146
                                                                                       (1)(g)
   Additional paid-in capital                        76,598            (1)          9,930 (a)     87,182
                                                                                        1 (g)
                                                                                      630 (e)
                                                                                       24 (d)
   Deferred compensation                               --            --              (630)(e)       (630)
   Accumulated deficit                              (58,372)         (836)        (10,776)(h)    (69,148)
                                                                                      836 (g)
   Less- Treasury stock, at cost                       (517)         --              --             (517)
                                                   --------      --------        --------       --------

   Total stockholders' equity                        17,845          (836)             24         17,033
                                                   --------      --------        --------       --------

   Total liabilities and stockholders' equity      $ 27,011      $    929        $ (1,001)      $ 26,939
                                                   ========      ========        ========       ========




See accompanying notes to pro forma condensed consolidated financial statements.

                               ILEX ONCOLOGY, INC.
                               -------------------

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
            --------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      ------------------------------------

                                   (Unaudited)
                                   -----------

                                 (In Thousands)

                                                  Year Ended    Period Ended
                                                 December 31,   December 31,                     Final
                                                    1998,           1998,                    Consolidated,
                                                    ILEX         Convergence                  Year Ended
                                                  Oncology,    Pharmaceuticals,  Pro Forma   December 31,
                                                    Inc.            Inc.        Adjustments      1998
                                                 -----------   ---------------- -----------  -------------
REVENUE:
   Product development                            $  4,622        $   --          $   --       $  4,622
   Contract research services                        9,650            --              --          9,650
                                                  --------        --------        --------     --------

         Total revenue                              14,272            --              --         14,272
                                                  --------        --------        --------     --------

OPERATING EXPENSES:
   Research development                             15,509            --              --         15,509
   General and administrative                        6,534              10          83 (b)        6,776
                                                                                    83 (c)
                                                                                    66 (e)
   Direct cost of research services                  9,313            --              --          9,313
                                                  --------        --------        --------     --------

         Total operating expenses                   31,356              10             232       31,598
                                                  --------        --------        --------     --------

OPERATING LOSS                                     (17,084)            (10)           (232)     (17,326)

OTHER INCOME (EXPENSE), net:
   Equity in losses of-
     Research and development partnerships          (4,453)           --              --         (4,453)
     Contract research affiliate                    (1,541)           --              --         (1,541)
   Interest income, net                              1,850            --              --          1,850
                                                  --------        --------        --------     --------

NET LOSS                                          $(21,228)       $    (10)       $   (232)    $(21,470)
                                                  ========        ========        ========     ========

NET LOSS PER SHARE                                $  (1.71)                                    $  (1.67)
                                                  ========                                     ========

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
   STOCK OUTSTANDING                                12,450                             417 (a)   12,867
                                                  ========                        ========     ========




See accompanying notes to pro forma condensed consolidated financial statements.

                               ILEX ONCOLOGY, INC.
                               -------------------

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
            --------------------------------------------------------

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     --------------------------------------

                                   (Unaudited)
                                   -----------

                                 (In Thousands)

                                                           Six Months
                                                       Ended June 30, 1999
                                                ------------------------------                             Final
                                                  ILEX          Convergence                            Consolidated,
                                                Oncology,     Pharmaceuticals,      Pro Forma        Six Months Ended
                                                  Inc.             Inc.            Adjustments         June 30, 1999
                                                ---------     ----------------     -----------       ----------------
REVENUE:
   Product development                          $   2,069       $    -              $  -                 $   2,069
   Contract research services                       5,567            -                 -                     5,567
                                                ---------       -----------         ---------            ---------

         Total revenue                              7,636            -                 -                     7,636
                                                ---------       -----------         ---------            ---------

OPERATING EXPENSES:

   Research and development costs                   7,496               290            -                     7,786
   General and administrative                       2,514               506               100 (b)            3,212
                                                                                           13 (c)
                                                                                           79 (e)
   Direct cost of research services                 6,175                17            -                     6,192
   Special charges                                 13,883            -                 -                    13,883
                                                ---------       -----------         ---------            ---------

         Total operating expenses                  30,068               813               192               31,073
                                                ---------       -----------         ---------            ---------

OPERATING LOSS                                    (22,432)             (813)             (192)             (23,437)

OTHER INCOME (EXPENSE), net:
   Equity in losses of-
     Research and development partnerships         (1,888)           -                 -                    (1,888)
     Contract research affiliate                   (3,310)           -                 -                    (3,310)
   Interest income (expense), net                     540               (13)               25 (f)              552
   Gain (loss) on sale of securities                    1            -                 -                         1
                                                ---------       -----------         ---------            ---------

NET LOSS                                        $ (27,089)      $      (826)        $    (167)           $ (28,082)
                                                =========       ===========         =========            =========

NET LOSS PER SHARE                              $   (2.11)                                               $   (2.03)
                                                =========                                                =========

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
   STOCK OUTSTANDING                               12,829                               1,000 (a)           13,829
                                                =========                           =========            =========




See accompanying notes to pro forma condensed consolidated financial statements.

                               ILEX ONCOLOGY, INC.
                               -------------------

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
         --------------------------------------------------------------

                                DECEMBER 31, 1998
                                -----------------

                                   (Unaudited)
                                   -----------

                      (In Thousands, Except Share Amounts)

PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF
OPERATIONS ADJUSTMENTS:
--------------------------------

    (a) Represents fair value of 1,000,000 ILEX common shares, $.01 par value, given as consideration in the acquisition. For the year ended December 31, 1998, the weighted average number of shares of common stock are reflected from the period of inception (August 4, 1998) of Convergence to year-end.

    (b) Reflects pro rata consideration given to Convergence founders in relation to revised consulting agreements as part of the Acquisition. For the year ended December 31, 1998, these amounts are reflected from the period of inception (August 4, 1998) of Convergence to year-end.

    (c) Reflects additional compensation paid to an officer of Convergence as part of the Agreement. For the year ended December 31, 1998, these amounts are reflected from the period of inception (August 4, 1998) of Convergence to year-end.

    (d) Reflects the elimination of accumulated depreciation recorded by Convergence.

    (e) Six hundred thirty thousand dollars represents the estimated fair value of 100,000 options issued pursuant to consulting agreements entered into with the former owners of Convergence. The fair value of the options was calculated by using an option pricing model which approximates the Black-Scholes option pricing model. Assumptions used included a market price per share of $9.94, an exercise price of $9.94 per share, an expected term of 10 years, anticipated volatility of approximately 40 percent, anticipated annual rate of quarterly dividends of $0 and a risk free rate of return of approximately 6.5 percent. At December 31, 1998, and June 30, 1999, pro forma amortization expense of this fair value is $66 and $79, respectively.

    (f) Reflects repayment of $1.0 million convertible promissory note called by the noteholder at the date of acquisition, including accrued interest of $25.

    (g)  Reflects elimination of Convergence's equity accounts.

    (h) Reflects in process research and development costs that were charged off at the date of acquisition. These nonrecurring charges which resulted directly from the acquisition are not included in the pro forma condensed consolidated statement of operations.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ILEX ONCOLOGY, INC.



                                         By /s/ Michael T. Dwyer
                                            -----------------------------------
                                            Michael T. Dwyer
                                            Vice President and Chief Financial
                                            Officer (Chief Financial and
                                            Accounting Officer)


DATE: September 21, 1999